EXECUTION VERSION

FIRST AMENDMENT
TO
CREDIT, SECURITY AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT, SECURITY AND GUARANTY AGREEMENT (“Amendment”) is entered into as of December 22, 2016, by and among WWE STUDIOS FINANCE CORP., a Delaware corporation  (the “Borrower”), the Guarantors (as defined in the Credit Agreement (as defined below)) signatory hereto (the “Guarantors” and, together with the Borrower, the “Credit Parties”), the Lenders (as defined in the Credit Agreement) signatory hereto and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (as defined below) and L/C Issuer.

RECITALS

A. Borrower, the Guarantors party thereto, the Lenders party thereto, and Bank of America, as Administrative Agent (in such capacity or any successor, “Administrative Agent”) and L/C Issuer, have entered into that certain Credit, Security and Guaranty Agreement dated as of May 13, 2015  (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), pursuant to which Administrative Agent and Lenders agreed to provide certain financial accommodations to or for the benefit of Borrower upon the terms and conditions set forth therein.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement.

B. The Administrative Agent, the L/C Issuer, the Lenders party hereto (constituting at least the Required Lenders) and the Credit Parties desire to make certain amendments to the Credit Agreement, and the Administrative Agent, the L/C Issuer, the Lenders party hereto and the Credit Parties are willing to do so subject to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by each of the parties hereto of their respective promises and obligations under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Ratification of Credit Agreement and Other Loan Documents.  Except as expressly modified by this Amendment, each of the Credit Parties hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents to which it is a party.

2. Amendments to Credit Agreement.
a. The definition of “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) (or a comparable or successor rate approved by the Administrative Agent), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided, that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Rate is less than zero, such rate shall be deemed zero for purposes of this Agreement.”

b. The definition of “Specified Permitted Encumbrances” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Specified Permitted Encumbrances”  means (a) those Liens permitted under Sections 7.01(b),  (f),  (i),  (o),  (p),  (t),  (u) and (v); (b) those Liens permitted under Sections 7.01(j),  (k) and (l) but without the requirement of an Interparty Agreement or intercreditor agreement until such time as any Credit Party requests the inclusion of such Covered Picture in the Borrowing Base; and (c) to the extent the Administrative Agent has agreed in writing to subordinate its Liens in any of the Collateral to any such other Lien pursuant to the terms of an Interparty Agreement or intercreditor agreement (or until such time as the Administrative Agent requests an Interparty Agreement or intercreditor agreement with respect thereto), those Liens permitted under Sections 7.01(h), (n) and (s).”

c. The lead-in clause of Section 4.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 4.02Conditions to Initial Credit Extension for Each Covered Product.  The obligation of each Lender to honor the initial Request for Credit Extension for each Covered Product is subject to those conditions precedent set forth in Sections 4.02(a)(i) – (iii),  (iv)(1), (vi),  (viii),  (xii),  (xiii),

(xiv),  (xvi),  4.02(b),  (c) and (e) below.  In addition to the foregoing, the initial inclusion of a Covered Product in the Borrowing Base is subject to all of the following conditions precedent:”

d. Section 4.02(a)(x) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(x) [Intentionally omitted];”

e. Section 4.02(a)(xv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(xv) [Intentionally omitted];”

f. Section 6.09(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) the Credit Parties’ share of the Direct Negative Costs, Approved Foreign Sales Agent fees and expenses, Licensing Intermediary fees and expenses, residuals and Participations, in each case, in respect of Covered Products; provided, that prior to using the proceeds of amounts on deposit in the Operating Account to fund the foregoing amounts in connection with the production or financing by the Credit Parties of any Covered Product, the Administrative Agent shall have received (i) all of the documentation related to such Covered Product as required by Sections 4.02(a)(i),  (xii) and (xiii); (ii) documentation that sufficiently establishes, to the reasonable satisfaction of the Administrative Agent, the applicable Credit Party’s ownership or rights under license of sufficient rights in such Covered Product to grant the Administrative Agent (for the benefit of the Secured Parties) the security interests therein which are contemplated by this Agreement; and (iii) if such Covered Product is subject to an Approved Co-Financing Agreement, a copy of the then-existing Approved Co-Financing Agreement; provided further, that the Credit Parties may use the proceeds of the Credit Extensions to fund the foregoing amounts in connection with the production or financing by the Credit Parties of Non-Covered Products up to an amount not to exceed $1,000,000 in the aggregate hereunder during the Revolving Loan Period;”

g. Section 6.09(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f)the payment of print and advertising costs and other distribution expenses with respect to Covered Pictures if and only if (i) any such expense is a non-cross-collateralized obligation relating only to the applicable Covered Picture and is not recourse in any manner to any other Covered Product; and (ii) based upon a pro forma Borrowing Base Certificate delivered to the Administrative Agent no more than five (5) Business Days prior to the date on which such payment is proposed to be made, the difference between (x) the aggregate

Borrowing Base as reflected in such Borrowing Base Certificate minus (y) the then Outstanding Amount, prior to giving effect to the Loans drawn on the applicable date under this clause (f), is no less than $5,000,000; provided, that the aggregate unrecouped amount of print and advertising costs and other distribution expenses that may be funded under this clause (f) at any given time shall not exceed $5,000,000, without the approval of the Administrative Agent.”

h. Section 6.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

 “SECTION 6.23Licensing Intermediaries.  To the extent a Credit Party retains a Licensing Intermediary in connection with the distribution or other exploitation of a Covered Product, no later than the initial inclusion in the Borrowing Base for such Covered Product, cause such Licensing Intermediary to execute and deliver to the Administrative Agent a Licensing Intermediary Security Agreement, which such agreement shall in any event (i) grant to the Administrative Agent (for the benefit of the Secured Parties) a first priority security interest in any distribution or other exploitation rights with respect to such Covered Product which are to be licensed to or through such Licensing Intermediary on behalf of a Credit Party and in any proceeds thereof (including any letters of credit) and (ii) include such Licensing Intermediary’s agreement to remit all gross receipts with respect to such Covered Product that are received by such Licensing Intermediary on behalf of a Credit Party, net of its customary fees and expenses, to a Collection Account (or, to the extent necessary to facilitate the transaction, a collection account in the name of such Credit Party at a bank located in the jurisdiction of such Licensing Intermediary; provided, that such Credit Party shall promptly transfer such amounts to a Collection Account) as soon as practicable after its receipt thereof.”

i. Section 13.06 of the Credit Agreement is hereby amended to add at the end thereof a new clause (h) reading in its entirety as follows:

“(h)MLPF&S Assignment.  The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Borrower, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.”

3. Waiver and Consent.  Notwithstanding the applicable requirements set forth in Section 4.02 of the Credit Agreement, the Lenders hereby consent to the Borrower having made payments from the Operating Account prior to the Amendment Effective Date to fund the Direct Negative Costs of the Covered Products listed on Schedule 1 hereto; provided, that the Borrower shall satisfy all applicable conditions set forth in Section 6.09(a) of the Credit Agreement, as amended herein, with respect to each Covered Product listed on Schedule 1 hereto within one hundred twenty (120) days following the Amendment Effective Date; it being understood that the Borrower shall not be required to provide any additional documentation (other than as required by Section 6.09(a) of the Credit Agreement) with respect to such Covered Products listed on Schedule 1 hereto related to these past payments from the Operating Account.

4. Conditions to Effectiveness.  The effectiveness of this Amendment is subject to satisfaction of each of the following conditions precedent (the date upon which all such conditions precedent shall have been satisfied, the “Amendment Effective Date”):

a. receipt by Administrative Agent of a copy of this Amendment duly executed and delivered by the Credit Parties, the L/C Issuer and the Required Lenders;

b. payment by the Borrower of all fees, charges and disbursements of outside counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced as of the Amendment Effective Date; and

c. after giving effect to this Amendment, no Default or Event of Default shall exist.

5. Entire Agreement.  This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof.  This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.  Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

6. Representations and Warranties.  Each of the Credit Parties hereby represents and warrants that, after giving effect to this Amendment, the representations and warranties of the Credit Parties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement) with the same effect as if made on and as of such date.

7. Miscellaneous.

a. Counterparts.  This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

b. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

c. Governing Law.  In all respects, including all matters of construction, validity or performance, this Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

d. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, waiver of venue, service of process and waiver of jury trial provisions set forth in Sections 13.14(b) through 13.14(e) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

e. Effect.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

f. No Waiver or Representation as to Additional Accommodations.  In agreeing to make the amendments set forth herein, none of Administrative Agent, L/C Issuer or any Lender makes any representation whatsoever that it will make any further or additional accommodations to or for the benefit of Borrower.  Except as expressly provided in Sections  2 and 3 of this Amendment, the execution, delivery, and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Administrative Agent, L/C Issuer or any Lender under the Credit Agreement or any other Loan Document, (ii) impose any obligation on Administrative Agent, L/C Issuer or any Lender to defer the enforcement of its powers, rights and privileges under the Credit Agreement or any other Loan Document, (iii) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (iv) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

g. Conflict of Terms.  In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

h. Expenses.  The Borrower agrees to pay all reasonable out of pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this First Amendment to Credit, Security and Guaranty Agreement has been duly executed as of the date first written above.

WWE STUDIOS FINANCE CORP.,
as Borrower

By:	/s/ MARK KOWAL
Name:	Mark Kowal
Title:	Chief Accounting Officer and
Senior Vice President, Controller

BANK OF AMERICA, N.A.,

as Administrative Agent

By:	/s/ SHARAD C BHATT
Name:	Sharad C Bhatt
Title:	Senior Vice President

BANK OF AMERICA, N.A.,

as a Lender and as L/C Issuer

By:	/s/ SHARAD C BHATT
Name:	Sharad C Bhatt
Title:	Senior Vice President

Schedule 1

Countdown

Interrogation

Eliminators

Marine 5

Brother’s Blood

Surf’s Up 2